Exhibit 8.1

The following is a list of the Company's subsidiaries as of March 18, 2013:

Name	Vessel/Activity	Organization	Ownership percentage

Star Bulk Management Inc.	Management Co.	Marshall Islands	100%

Star Bulk S.A.	Management Co.	Liberia	100%

Star Alpha LLC	Star Alpha	Marshall Islands	100%

Star Beta LLC	Star Beta	Marshall Islands	100%

Star Gamma LLC	Star Gamma	Marshall Islands	100%

Star Delta LLC	Star Delta	Marshall Islands	100%

Star Epsilon LLC	Star Epsilon	Marshall Islands	100%

Star Zeta LLC	Star Zeta	Marshall Islands	100%

Star Theta LLC	Star Theta	Marshall Islands	100%

Star Kappa LLC	Star Kappa	Marshall Islands	100%

Lamda LLC	Star Sigma	Marshall Islands	100%

Star Omicron LLC	Star Omicron	Marshall Islands	100%

Star Cosmo LLC	Star Cosmo	Marshall Islands	100%

Star Ypsilon LLC	Star Ypsilon	Marshall Islands	100%

Star Aurora LLC	Star Aurora	Marshall Islands	100%

Star Borealis LLC	Star Borealis	Marshall Islands	100%

Star Polaris LLC	Star Polaris	Marshall Islands	100%

Star Big LLC	Star Big	Marshall Islands	100%

Star Mega LLC	Star Mega	Marshall Islands	100%

Star Bulk Manning LLC	Management Co.	Marshall Islands	100%